UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) March 23, 2005
                                ----------------

                                Datigen.com, Inc.
     -----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      Utah
     -----------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        0-26027                                             87-0626333
(Commission File Number)                       (IRS Employer Identification No.)

                                207 Piaget Avenue
                                Clifton, NJ 07011
     -----------------------------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (973) 340-6000
     -----------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed, on March 23, 2005, Datigen.com, Inc. (the "Company" or "we") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Purisys, Inc., a New Jersey corporation ("Purisys"), and Aharon Y. Levinas. Pursuant to the Asset Purchase Agreement, the Company purchased all the intellectual property relating to the Battery Brain product and the goodwill associated therewith and certain of the equipment relating to the product (the "Battery Brain Assets"). Reference is made to the description of these transactions and the Asset Purchase Agreement, which were filed on Current Report on Form 8-K dated March 28, 2005.

The principal purpose of this amendment is to provide audited financial statements of Purisys as well as pro forma financial statements reflecting the acquisition of the Battery Brain Assets, which were not included in the original filing of this Current Report on Form 8-K. In addition, we are providing herein certain information reflecting the assets and operations of the Company following its acquisition of the Battery Brain Assets.

Description of Business

The Company was formed in 1999 as an Utah corporation. Until November, 2004, the Company had been involved in various activities, including development and marketing of various internet and internet related products and services, investment in trust deed notes secured by real property, and providing of concrete cutting and finishing services to persons seeking to comply with certain provisions of the American Disability Act of 1991 that require the removal of "trips hazards" from public sidewalks and ramps.

In November, 2004, a majority of the Company's common stock was purchased by Amir Uziel and six other non-affiliated individuals, and the Company's then directors and officers resigned and were replaced by Mr. Uziel. Following such change in control, the Company ceased operating in the trip hazard removal service businesses that it had been operating in prior to such change in control. Instead, the Company focused on negotiating the purchase of the Battery Brain Assets, so that the Company may engage in the manufacturing, distribution, and sale of the Battery Brain. On March 23, 2005, the Company acquired the Battery Brain Assets, and we intend to engage promptly in the manufacturing, distribution, and sale of the Battery Brain.

The Battery Brain is a small, box-shaped device, whose size and weight is comparable to that of a cellular phone. It attaches to the battery of a motor vehicle and performs two principal functions for the motor vehicle: prevention of battery failure and protection from theft. If the Battery Brain is attached to a car battery, and the car's operator leaves the lights on while the car is turned off, the Battery Brain will prevent the battery from failing, so that the car can be started again without having to recharge such battery. It works by preventing a battery from becoming drained below the level necessary for it to function. The Battery Brain is able to detect when the battery has reached such point and, upon such detection, it automatically disconnects the power from the battery so that the battery will not be drained any further. In addition, the Battery Brain protects the vehicle from being stolen by stopping the battery from powering the engine while the car is turned off, thereby preventing a potential thief from "hot wiring" the engine, a procedure commonly used by thieves to turn on the vehicle's engine without an engine key. The Battery Brain can be used on all types of motor vehicles, from passenger cars to light trucks to heavy trucks, buses, tractors, RVs, motorcycles, boats, handicap vehicles or any other motor vehicles that rely on batteries.

The Company expects to have a competitive advantage over competitors having products which the market might consider to be similar to the Battery Brain. We feel that the Battery Brain is differentiated from similar products offered by such competitors in various important ways. The Battery Brain is the only product of its kind that will protect vehicles from battery failure due to the operation of any electrical accessory, including headlights, radios, trunk lights, interior lights, door lights, or due to unknown shorts in the electrical system. Similar products offered by competitors protect vehicles from battery failure due only to the operation of the headlights. The Battery Brain is also easier to install than other competitive products. Further, In order to reset the load (the energy source), most other competitive products require the operator of the vehicle to lift the hood, locate the device, and press a reset knob located on the device. The Battery Brain can be operated via a remote control.

The Battery Brain is patented, and its patent does not expire until July 23, 2022. The Company is not dependent upon a small number of suppliers for the raw materials used in the production of the Battery Brain as it expects to have alternative sources available and not to encounter any difficulties in obtaining such raw materials. We will not dependent upon a small number of customers, as we intend to market the Battery Brain to all users of motor vehicles.

Employees

The Company currently has two full time employees.

Management's Discussion and Analysis or Plan of Operation

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking information. Forward-looking information includes statements relating to future actions, future performance, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other such matters of the Company. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this Current Report on Form 8-K or may be incorporated by reference from other documents filed with the Securities and Exchange Commission (the "SEC") by the Company. You can find many of these statements by looking for words including, for example, "believes," "expects," "anticipates," "estimates" or similar expressions in this Current Report on Form 8-K or in documents incorporated by reference in this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

The Company has based the forward-looking statements relating to the Company's operations on management's current expectations, estimates and projections about the Company and the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In particular, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, the Company's actual results may differ materially from those contemplated by these forward-looking statements. Any differences could result from a variety of factors, including, but not limited to the risk factors beginning on page 5 of this Current Report on Form 8-K and the following:

      o the Company's ability to manufacture, market, and price the Battery Brain product;

      o the Company's ability to hire and maintain the personnel necessary to run the operations of the Company;

      o     the level of consumer spending for the Company's product;

      o the success of the Company's marketing and promotion programs in obtaining market acceptance for its product;

      o     market conditions affecting the prices of the Company's product; and

      o responsiveness of both the trade and consumers to the Company's new product and marketing and promotion programs.

Plan of Operation.

As of the date of this Current Report on Form 8-K, the Company had no revenues. Over the next twelve months, the Company intends to engage in the manufacture, distribution and sale of the Battery Brain. The Company is expanding engineering, manufacturing and warehouse capabilities, building a global distribution network, developing processes procedures and controls for contracting, inventory management and distribution agreements.

The Company intends to finance its operations by proceeds received from an ongoing private of units for $0.20 per unit, each unit consisting of one share of common stock, one Class A warrant giving the holder the right to purchase 1 share of stock at $0.45, which is exercisable for 1 year from the date of issuance, and one Class B warrant giving the holder the right to purchase 1 share of stock for $0.75, which is exercisable for 3 years. As of June 27, 2005, the Company has received an aggregate of $1,272,031.90 in net proceeds in connection with such private placement and the sale of an additional 866,666 shares which were sold in a private placement of common shares for $0.15 per share.

The Company believes that the proceeds received from the private placements will be sufficient to satisfy the Company's cash requirements for the next twelve
(12) months.

Financial Condition and Results of Operation.

For the three months ended March 31, 2005, the Company had minimal business operations. The Battery Brain Assets produced $2,222 in sales in the last week of March.

The Company's operating expenses consist primarily of consulting costs. The Company used consulting resources to help develop strategy, screen and recruit key executives, fill interim management positions and complete the acquisitions of the Battery Brain Assets. The Company's operating expenses for the three months ended March 31, 2005 were $399,281 as compared with $66,528 for the three months ended March 31, 2004. Such increase in operating expenses was primarily attributable to the transformation of the business from an inactive shell to an operating business. The new expenses include consulting fees of $374,680 which were paid to help the Company begin sales of the Battery Brain product.

Off Balance Sheet Arrangements.

None

Risks Related to Our Business

We are an early stage company. Our limited operating history makes it difficult to evaluate our future prospects.

We only began offering our product in March of 2005. We have entered into the majority of our contracts and significant relationships only within the last four months. Our extremely limited operating history makes it difficult to evaluate our future prospects. Our prospects are subject to risks and uncertainties frequently encountered by start-up companies in new and rapidly evolving markets such as the automotive aftermarket. Many of these risks are unknown, but include the lack of widespread acceptance of the Internet as a means of purchasing products and services and managing our growth. Our failure to identify the challenges and risks in this new market and successfully address these risks would harm our business.

We have a history of losses and anticipate continued losses, and we may be unable to achieve profitability.

We have never been profitable as a public company and expect to continue to incur operating losses on both a quarterly and annual basis for at least the end of the fiscal year ending December 31, 2005. We may be unable to achieve profitability in the future. As of May 31, 2005, we had an accumulated deficit of $1,559,562. We expect to continue to make significant expenditures for sales and marketing, programming and development and general and administrative functions. As a result, we will need to generate significant revenues to achieve profitability. We cannot assure you that revenues will grow in the future or that we will achieve sufficient revenues for profitability. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations, our business would be severely harmed.

The revenue and profit potential of our business model is unproven. Our success is dependent on our ability to expand our distribution network.

Our business model is to generate revenues from sales of Battery Brain to major distribution channels. Our business model is new and our ability to generate revenue or profits is unproven. There is little or no evidence to date that our potential customers will drive the level of demand required for our Company to become profitable. Our success is also dependent on our ability to develop and then expand our base through international distributors. We cannot assure you that we will be successful in doing this.

We depend on sales and marketing strategic relationships for growth. These relationships may not contribute to increased use of our product, help us add new retail outlets, or achieve any revenue. We may not be able to enter into new or maintain our existing relationships.

We have used and plan to continue to establish sales and marketing strategic relationships with large organizations as part of our growth strategy. These arrangements may not generate any new retail outlets or revenue. We may not be able to enter into new relationships or renew existing relationships on favorable terms, if at all. We may not be able to recover our costs and expenses associated with these efforts which could severely harm our business.

We face intense competition in the automotive aftermarket arena and we cannot assure you that we will be able to compete successfully.

The automotive aftermarket arena is a well established, rapidly evolving and intensely competitive, and we expect competition to intensify in the future. Barriers to entry are minimal, and competitors may develop and offer similar services in the future. Our business could be severely harmed if we are not able to compete successfully against current or future competitors. Although we believe that there may be opportunities for several providers of products and services similar to ours, a single provider may dominate the market. We believe there is no current dominant provider in our market. We expect that additional companies will offer competing solutions in the future.

Our competitors may be able to devote significantly greater resources to marketing and promotional campaigns, may adopt more aggressive pricing policies or may try to attract users by offering instillation services for free and may devote substantially more resources to product development.

Our quarterly results are subject to significant fluctuations.

We expect that our quarterly operating results will fluctuate significantly due to many factors, many of which are outside our control, including:

o     demand for and market acceptance of our products and services;
o     inconsistent growth, if any, from our distributor base;

o     loss of key customers or strategic partners;
o variations in the dollar volume of transactions effected through our distribution network;
o     intense and increased competition;

o introductions of new services or enhancements, or changes in pricing policies, by us and our competitors;
o     our ability to control costs; and
o     interruption of our manufacturing facilities in China

We believe that quarterly revenues, expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of results of operations are not necessarily meaningful and that, as a result, such comparisons should not be relied upon as indications of future performance.

We depend upon our key personnel and they would be difficult to replace.

We believe that our success will depend on the continued employment of our senior management team and key sales and technical personnel. If one or more members of our senior management team were unable or unwilling to continue in their present positions, our business would suffer.

We plan to expand our employee base to manage our anticipated growth. Most importantly, we plan to hire additional members of senior management. Competition for personnel, particularly for senior management personnel and employees with technical and sales expertise, is intense. The success of our business is dependent upon hiring and retaining suitable personnel.

If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future copyrights, service marks, trademarks, patents, trade secrets and similar intellectual property as important to our success, and rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers and business partners to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our services or reverse engineer or obtain and use information that we regard as proprietary. We have been granted one patent in the United States and we may seek additional patents in the future. We do not know if any future patent application will be issued with the scope of the claims we seek, if at all, or whether any patents we receive will be challenged or invalidated. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop similar technology..

Our management will have broad discretion over the use of the net proceeds raised from our private placements. Failure to use the net proceeds in an effective and beneficial manner could impede our ability to expand our sales and marketing activities and make strategic investments.

We have no current specific plans for the use of the net proceeds from our ongoing private placements. We intend generally to use the net proceeds from such private placements for general corporate purposes, including working capital. We have not yet determined the actual expected expenditures and thus cannot estimate the amounts to be used for each specified purpose. The actual amounts and timing of these expenditures will vary significantly depending on a number of factors, including, but not limited to, the amount of cash generated by our operations and the market response to the introduction of any new service offerings. Depending on future developments and circumstances, we may use some of the proceeds for uses other than those described above. Our management will therefore have significant flexibility in applying the net proceeds of this investment. Our success and growth depends on the beneficial use of the net proceeds.

Risks Related to this Investment

You will experience immediate dilution with respect to your shares, since we are raising additional capital. We are currently raising capital through the offer and sale of units for $0.20 per unit. Each unit consists of one share of common stock, one Class A warrant giving the holder the right to purchase 1 share of stock at $0.45, which is exercisable one year from the date of issuance, and one Class B warrant giving the holder the right to purchase 1 share of stock for $0.75, which is exercisable for 3 years from the date of issuance. As a result, there will be outstanding additional shares and warrants exercisable for additional shares and you will be diluted.

Our manufacturing capabilities are outsourced to China and subject to off shore assembly, manufacturing and USA's custom delays.

The Company purchases components, devices and subassemblies from a supplier in China. The Company's inventory policy is being developed to maintain a substantial finish inventory in order to lessen its lead time due to offshore third party contractors and USA's custom requirements. This does not ensure that tariffs, manufacturing delay and conditions effecting timely delivery can be prevented.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.

      (1)   Report of Independent Registered Accounting Firm
      (2)   Balance Sheets dated as of January 31, 2005 and January 31, 2004
      (3) Statements of Operations for the fiscal years ended January 31, 2005 and January 31, 2004
      (4) Statements of Stockholders' Equity (Deficit) for the periods from January 31, 2002 through January 31, 2005
      (5) Statements of Cash Flows for the fiscal years ended January 31, 2005 and January 31, 2004
      (6)   Notes to the Financial Statements

(b) Pro forma financial information.

      (1)   Pro Forma Balance Sheet
      (2)   Pro Form Statement of Operations

(c) Exhibits: Not applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DATIGEN.COM, INC.

                                        By:    /s/ Edward Braniff
                                               ------------------
                                        Name:  Edward Braniff
                                        Title: Chief Financial Officer

Date: June 30, 2005

                                  PURISYS, INC.

                              FINANCIAL STATEMENTS

                            January 31, 2005 and 2004

                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm........................3

Balance Sheets.................................................................4

Statements of Operations.......................................................5

Statements of Stockholders' Equity (Deficit)...................................6

Statements of Cash Flows ......................................................7

Notes to the Financial Statements..............................................8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors
Purisys, Inc.
Clifton, NJ

We have audited the accompanying balance sheets of Purisys, Inc. as of January 31, 2005 and 2004 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended January 31, 2005 and 2004. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. And audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Purisys, Inc. as of January 31, 2005 and 2004 and the results of its operations and its cash flows for the years ended January 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has suffered recurring losses and has a net working capital deficiency. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chisholm, Bierwolf & Nilson, LLC
------------------------------------
Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
June 24, 2005

                                  PURISYS, INC.
                                 Balance Sheets

                                     ASSETS

                                                                             January 31,
                                                                      -----------------------
                                                                        2005           2004
                                                                      --------       --------
CURRENT ASSETS

      Cash                                                            $     --       $  7,541
                                                                      --------       --------

            Total Current Assets                                            --          7,541
                                                                      --------       --------

FIXED ASSETS, (Net of Accumulated Depreciation of
      $1,113 and $371, respectively) (Note 2)                            1,113          1,855
                                                                      --------       --------

            TOTAL ASSETS                                              $  1,113       $  9,396
                                                                      ========       ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

      Bank overdraft                                                  $    531       $     --
      Accounts payable and accrued expenses                             10,546          5,404
      Note payable - related party                                      63,991         64,546
                                                                      --------       --------

            Total Current Liabilities                                   75,068         69,950
                                                                      --------       --------

COMMITMENTS AND CONTINGENCIES (Note 5)                                      --             --

STOCKHOLDERS' EQUITY (DEFICIT)

      Common stock, no par value, 1,000 shares
      authorized, 1,000 shares issued and outstanding                    1,000          1,000
      Accumulated Deficit                                              (74,955)       (61,555)
                                                                      --------       --------

            Total Stockholders' Equity (Deficit)                       (73,955)       (60,555)
                                                                      --------       --------

            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)      $  1,113       $  9,395
                                                                      ========       ========

     The footnotes contained herein are an integral part of these financial statements.

                                  PURISYS, INC.
                            Statements of Operations

                                                For the years ended January 31,
                                               --------------------------------
                                                 2005                   2004
                                               ---------              ---------

REVENUES                                       $ 206,249              $ 179,124

COST OF GOODS SOLD                                98,794                 61,809
                                               ---------              ---------

       GROSS PROFIT                              107,455                117,315
                                               ---------              ---------

EXPENSES

       General and administrative                114,963                 96,167
       Depreciation                                  742                    371
                                               ---------              ---------

            Total Expenses                       115,705                 96,538
                                               ---------              ---------

LOSS FROM OPERATIONS                              (8,250)                20,777
                                               ---------              ---------

OTHER INCOME (EXPENSES)

       Interest expense                           (5,150)                (5,439)
       Loss on disposal of fixed assets               --                 (7,263)
                                               ---------              ---------

            Total Other Income (Expenses)         (5,150)               (12,702)
                                               ---------              ---------

            NET INCOME (LOSS)                  $ (13,400)             $   8,075
                                               =========              =========

            BASIC INCOME (LOSS) PER SHARE      $  (13.40)             $    8.08
                                               =========              =========

            WEIGHTED AVERAGE NUMBER
              OF SHARES OUTSTANDING                1,000                  1,000
                                               =========              =========

     The footnotes contained herein are an integral part of these financial statements.

                                  PURISYS, INC.
                  Statements of Stockhoders' Equity (Deficit)

                                                                 Common Stock              Additional
                                                        -----------------------------       Paid-In        Accumulated
                                                           Shares           Amount          Capital          Deficit
                                                        ------------     ------------     ------------     ------------
Balance, January 31, 2002                                      1,000     $      1,000     $         --     $   (162,585)

Net income for the year ended Decem ber 31, 2003                  --               --               --           92,956
                                                        ------------     ------------     ------------     ------------

Balance, January 31, 2003                                      1,000            1,000               --          (69,630)

Net income for the year ended January 31, 2004                    --               --               --            8,075
                                                        ------------     ------------     ------------     ------------

Balance, January 31, 2004                                      1,000            1,000               --          (61,555)

Net loss for the year ended January 31, 2005                      --               --               --          (13,400)
                                                        ------------     ------------     ------------     ------------

Balance, January 31, 2005                                      1,000     $      1,000     $         --     $    (74,955)
                                                        ===============================================================

     The footnotes contained herein are an integral part of these financial statements.

                           PURISYS, INC.
                     Statements of Cash Flows

                                                                    For the years ended January 31,
                                                                    -------------------------------
                                                                        2005               2004
                                                                    ------------       ------------

CASH FLOWS FROM OPERATING
ACTIVITIES

      Net income (loss)                                             $    (13,400)      $      8,075
      Adjustments to reconcile net loss to net cash used by
      operating activities:

      Loss on disposal of fixed assets                                        --              7,263
      Depreciation                                                           742                371
      Change in accounts receivable                                           --                 --
      Change in accounts payable and accrued expenses                      5,141             (2,064)
                                                                    ------------       ------------

            Net Cash Used in Operating Activities                         (7,517)            13,645
                                                                    ------------       ------------

CASH FLOWS FROM INVESTING
 ACTIVITIES

      Purchase of fixed assets                                                --             (2,226)
                                                                    ------------       ------------

            Net Cash Used by Investing Activities                             --             (2,226)
                                                                    ------------       ------------

CASH FLOWS FROM FINANCING
  ACTIVITIES

      Proceeds from note payable - related party                         120,000             25,000
      Payments on note payable - related party                          (120,555)           (31,011)
      Increase in bank overdraft                                             531                 --
                                                                    ------------       ------------

            Net Cash Provided (Used) By Financing Activities                 (24)            (6,011)
                                                                    ------------       ------------

DECREASE IN CASH                                                    $     (7,541)      $      5,408

CASH AT BEGINNING OF YEAR                                           $      7,541       $      2,133
                                                                    ------------       ------------

CASH AT END OF YEAR                                                 $         --       $      7,541
                                                                    ============       ============

SUPPLIMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:

Cash Paid For:

      Income taxes                                                  $         --       $         --
      Interest                                                      $         --       $         --

     The footnotes contained herein are an integral part of these financial statements.

                                  PURISYS, INC.
                        Notes to the Financial Statements
                            January 31, 2005 and 2004

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

      a. Organization

      The financial statements include the results of operations of Purisys, Inc. ("the Company"), a New Jersey entity incorporated on February 26, 1996. In recent years, the Company has been primarily engaged in the distribution and sales of its "Battery Brain" products, designed to protect motor vehicle batteries from failure and theft.

      b. Accounting Method

      The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an January 31 year-end.

      c. Recognition of Revenues

      Revenue is recognized when the sales amount is determined, shipment of goods to the customer has occurred and collection is reasonably assured.

      d. Newly Issued Accounting Pronouncements

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets--an amendment of APB Opinion No. 29", based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This statement is effective during fiscal periods beginning after June 15, 2005.The adoption of SFAS 153 is not expected to have a material impact on the Company's financial statements.

      In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". This Statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and
      (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective during fiscal years beginning after June 15, 2005. The adoption of SFAS 152 is not expected to have a material impact on the Company's financial statements.

                                  PURISYS, INC.
                        Notes to the Financial Statements
                            January 31, 2005 and 2004

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

      d. Newly Issued Accounting Pronouncements (Continued)

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs", an amendment of ARB No. 43, Chapter 4 (SFAS 151), to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current period charges, and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS 151 is not expected to have a material impact on the Company's financial statements.

      In January 2003, the Emerging Issues Task Force ("EITF") issued EITF Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". This consensus addresses certain aspects of accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities, specifically, how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting. EITF Issue No. 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, or entities may elect to report the change in accounting as a cumulative-effect adjustment. The adoption of EITF Issue No. 00-21 did not have a material impact on the Company's financial statements.

      In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities". Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN No. 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. FIN No. 46 is effective for reporting periods ending after December 15, 2003. The adoption of FIN No. 46 did not have an impact on the Company's financial statements.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after September 30, 2003 and for hedging relationships designated after September 30, 2003. The adoption of SFAS No. 149 will not have an impact on the Company's financial statements.

                                  PURISYS, INC.
                        Notes to the Financial Statements
                            January 31, 2005 and 2004

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

      d. Newly Issued Accounting Pronouncements (Continued)

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting guidance for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity by now requiring those instruments to be reported as liabilities. SFAS No. 150 also requires disclosure relating to the terms of those instruments and settlement alternatives. SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an impact on the Company's financial statements.

      In December 2003, the SEC issued SAB No. 104. SAB No. 104 revises or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. It also rescinds the Revenue Recognition in Financial Statements Frequently Asked Questions and Answers document issued in conjunction with Topic 13. Selected portions of that document have been incorporated into Topic 13. The adoption of SAB No. 104 in December 2003 did not have an impact on the Company's financial position, results of operations or cash flows.

      In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". This Statement revises SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" SFAS No. 123(R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. This Statement is effective as of the first reporting period that begins after June 15, 2005. The Company is currently evaluating the provisions of SFAS 123(R) and the impact that it will have on its share based employee compensation programs.

      e. Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      f. Depreciation

      Depreciation of fixed assets is computed by the straight-line method over the estimated useful lives of the assets ranging from three to five years.

                                  PURISYS, INC.
                        Notes to the Financial Statements
                            January 31, 2005 and 2004

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

      g. Basic Loss Per Share

                                                For the Year Ended
                                                 January 31, 2005
                               ------------------------------------------------
                                  Loss                Shares          Per Share
                               (Numerator)        (Denominator)         Amount
                               -----------        -------------       ---------

                                 $(13,400)             1,000          $ (13.40)
                                 ========           ========          ========

                                                For the Year Ended
                                                 January 31, 2004
                               ------------------------------------------------
                                  Income              Shares          Per Share
                               (Numerator)        (Denominator)         Amount
                               -----------        -------------       ---------

                                 $  8,013              1,000          $   8.01
                                 ========           ========          ========

      The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements.

      h. Provision for Taxes

      Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Net deferred tax assets consist of the following components as of January 31, 2005 and 2004:

                                           2005         2004
                                         --------     --------
            Deferred tax assets
                NOL Carryover            $ 25,500     $ 20,700

            Deferred tax liabilities:          --           --

            Valuation allowance           (25,500)     (20,700)
                                         --------     --------

            Net deferred tax asset       $     --     $     --
                                         ========     ========

                                 PURISYS, INC.
                        Notes to the Financial Statements
                            January 31, 2005 and 2004

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

      h. Provision for Taxes (Continued)

      The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended January 31, 2005 and 2004 due to the following:

                                                    2005        2004
                                                  -------     -------
            Book loss                             $(4,800)    $ 2,700
            Related Party                              --          --
            Beneficial services                        --          --
            Depreciation                               --          --
            Stock for services/options expense         --          --
            Valuation allowance                     4,800      (2,700)
                                                  -------     -------

                                                  $    --     $    --
                                                  =======     =======

      At January 31, 2005, the Company had net operating loss carryforwards of approximately $75,000 that may be offset against future taxable income from the year 2005 through 2025. No tax benefit has been reported in the January 31, 2005 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

      i. Cash and Cash Equivalents

      The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

      j. Fair Value of Financial Instruments

      The fair value of the Company's cash and cash equivalents, receivables, accounts payable, accrued liabilities, and notes payable approximate carrying value on their effective interest rates compared to current market prices.

                                 PURISYS, INC.
                        Notes to the Financial Statements
                            January 31, 2005 and 2004

NOTE 2 -FIXED ASSETS

      Fixed assets are recorded as cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not extend the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over their respective useful lives, primarily three years. At January 31, 2005 and 2004, property and equipment consisted of the following:

                                              March 31,
                                        -------------------
                                         2005        2004
                                        -------     -------
            Computer equipment          $ 2,226     $ 2,226
            Accumulated depreciation     (1,175)       (433)
                                        -------     -------

            Net book value              $ 1,051     $ 1,793
                                        =======     =======

      Depreciation expense from continuing operations for the years ended January 31, 2005 and 2004 was $742 and $433, respectively.

NOTE 3 - RELATED PARTY TRANSACTIONS

      For the past several years, the Company has engaged in an ongoing transaction with one of its officers, whereby the Company has borrowed cash in order to meet short-term financing requirements. The Company has made several good-faith payments to the officer on this note when it has had the financial wherewithal to do so. As of January 31, 2005 and 2004, the outstanding balance on this officer loan totaled $63,991 and $64,546, respectively. During the 2005 and 2004 fiscal years, the Company received $120,000 and $25,000, respectively, from the related party, and made payments to the related party of $120,555 and $31,011, respectively. The Company has accrued interest on this note at a rate of 8.0% per annum. Total accrued interest on this note amounted to $10,545 and $5,404 at January 31, 2005 and 2004, respectively.

NOTE 4 - SUBSEQUENT EVENT

      Battery Brain Asset Purchase

      On December 15, 2004, the Company entered into a binding Letter of Intent with Datigen.com, Inc., ("Datigen") which provided, among other things, for the Company's sale to Datigen of all of the Company's assets constituting the "Battery Brain" product. In connection with the Letter of Intent, the Company was advanced $120,000 towards payment of the purchase price in December, 2004. Datigen completed the acquisition of the Battery Brain product from the Company in March 2005.

      On February 28, 2005, the Company and Datigen amended the Letter of Intent to provide that the Datigen would advance an additional $170,000 to the Company to 1) cover day-to-day operations; 2) finalize the purchase of 5,000 retail package units; and 3) commence the purchase of 5,000 wholesale package units. These units and all rights associated with these units, including without limitation, revenues from the sales of these units, will be part of the assets to be purchased by the Company.

                                 PURISYS, INC.
                        Notes to the Financial Statements
                            January 31, 2005 and 2004

NOTE 4 - SUBSEQUENT EVENT (Continued)

      Battery Brain Asset Purchase (Continued)

      On March 23, 2005, the Company, Datigen, and Aharon Y. Levinas ("Levinas") executed an Asset Purchase Agreement (the "Agreement") pursuant to which the Company purchased all the intellectual property relating to the Battery Brain product and the goodwill associated therewith and certain of the equipment relating to the product. The consideration paid for the assets was the issuance to Levinas, the Company's sole shareholder, of the number of shares of common stock, no par value, of the Company's common stock which will constitute, when there has been an aggregate of $1,000,000 invested in Datigen, (or such earlier date as agreed upon between the Company and Levinas) twenty (20%) percent of all issued and outstanding common stock and $100,000, which was previously paid pursuant to the Letter of Intent. Mr. Levinas has the right to an additional 20% of the issued and outstanding share capital of Datigen if, prior to June 23, 2005, $400,000 is not invested in the development of the Company's Battery Brain product. If less than $400,000 is invested, said 20% shall be pro rated based on the actual amount invested.

      In addition, within the next two years Datigen agreed to use its best efforts to (a) consummate an equity raising of not less than $1,500,000 dollars at a post-money valuation of not less than $12,000,000; provided, that all equity raises within 120 days after March 23, 2005 which are based on a post-money valuation which is $10,500,000 or greater, shall be counted toward the $1,500,000; or (b) generate revenue for the Battery Brain product in the aggregate amount of $2,000,000. If Datigen does not achieve either (a) or (b) at any time on or prior to March 23, 2007, then Levinas shall be entitled to receive additional shares of common stock which equals 20% of the outstanding share capital on a fully-diluted basis (calculated as of said date).

NOTE 5 - COMMITMENTS AND CONTINGENCIES

      Office Lease

      As of January 31, 2005, the Company maintained a corporate office in Clifton, New Jersey. The Company had a month-to-month lease on this office space, paying $3,000 per month. In June, 2005, the Company's successor entity, Datigen, Inc., signed a one-year lease on this same office space requiring the Company to pay $3,000 per month. The lease expires on June 30, 2006.

NOTE 6 - GOING CONCERN

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, at January 31, 2005, the Company had a cash overdraft of $531, its current liabilities of $75,067 exceeded its current assets by $74,016, and the Company had an accumulated deficit of $1,051. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                                 PURISYS, INC.
                        Notes to the Financial Statements
                            January 31, 2005 and 2004

NOTE 6 - GOING CONCERN (Continued)

      Subsequent to January 31, 2005, the Company consummated an Asset Purchase Agreement with Datigen, Inc. ("Datigen"), whereby the Company sold all rights and title to its "Battery Brain" assets to Datigen. This transaction essentially left the Company without assets, or a source of future revenue.

      Datigen, Inc. is currently in the process of raising equity capital in order to invest in and bolster the "Battery Brain" marketing and sales functions. Datigen's ability to continue operating as a going concern is dependent on its success in securing such equity financing, and increasing sales revenues relating to the "Battery Brain" product. The Company can provide no assurances that Datigen's efforts in these areas will be successful. In addition, to the extent that Datigen's future financing is equity-based, this may result in dilution to existing shareholders.

      The financial statements presented herein do not include any adjustments that might result from the outcome of this uncertainty.

                                Datigen.com, Inc.

                                    PROFORMA
                              FINANCIAL STATEMENTS

                                December 31, 2004

                                   Datigen.com
                             Proforma Balance Sheet

                                                           Datigen.com                                                  Proforma
                                                            12/31/04      Purisys, Inc.     Proforma Adjustments       December 31,
                                                          (Registrant)       1/31/05          DR             CR            2004
                                                          ------------    -------------   -----------    -----------   ------------
                                                            (audited)        (audited)                                  (unaudited)
                                     Assets

Current Assets
    Cash                                                   $    58,132     $        --                                  $    58,132
    Advance on Asset Purchase                                  120,000              --                      120,000{a}           --
                                                           -----------     -----------                                  -----------

    Total Current Assets                                       178,132              --                                       58,132
                                                           -----------     -----------                                  -----------

    Equipment, Net                                                  --           1,113                                        1,113
                                                           -----------     -----------                                  -----------

Other Assets
    Intellectual Property                                           --              --    2,799,393                       2,799,393
                                                           -----------     -----------                                  -----------

    Total Other Assets

    Total Assets                                           $   178,132     $     1,113                                  $ 2,858,638
                                                           ===========     ===========                                  ===========

                      Liabilities and Stockholders' Equity

Current Liabilities
    Bank Overdraft                                         $        --     $       531                                  $       531
    Accounts Payable and Accrued Expenses                        1,525          10,546                                       12,071
    Note Payable - Related Party                                    --          63,991                                       63,991
                                                           -----------     -----------                                  -----------

    Total Current Liabilities                                    1,525          75,068                                       76,593
                                                           -----------     -----------                                  -----------

Stockholders' Equity
    Common Stock, Authorized 1,000 Shares,
       No Par Value, 1,000 Shares issued and Outstanding            --           1,000        1,000 {a}                          --
    Common Stock, Authorized 50,000,000 Shares,
       No Par Value, 46,939,606 Shares
       Issued and Outstanding                                1,092,782              --                    2,605,438{a}    3,698,220
    Additional Paid in Capital                                      --              --                                           --
    Accumulated Deficit                                       (916,175)        (74,955)                      74,955{a}     (916,175)
                                                           -----------     -----------                                  -----------

    Total Stockholders' Equity                                 176,607         (73,955)                                   2,782,045
                                                           -----------     -----------                                  -----------

    Total Liabilities and Stockholders' Equity             $   178,132     $     1,113                                  $ 2,858,638
                                                           ===========     ===========                                  ===========

{a} The adustments to the financial statements is a result of the asset acquisition by Datigen.com (Registrant) of the assets of Purisys, Inc. The following journal entries reflect this asset acquisition:

            Battery Brain Technology               2,799,393
            Common Stock - Purisys                     1,000
               Advance on Asset Purchase                           120,000
               Accumulated Deficit                                  74,955
               Common Stock - issued to Levinas                  2,605,438

      Pursuant to the "Asset Purchase Agreement" filed by the Registrant on form 8K on March 28, 2005, the Company agreed to pay to Purisys, Inc./Levinas cash of $120,000 and the Company's common stock equivalent to 20% of the outstanding shares as of the date of the agreement. This issuance equated to 10,421,750 shares valued at $.25 per share or $2,605,438.

      Also, as part of the agreement, the Company assumes all warranties and service the Battery Brain Products which have been sold prior to the purchase date. In addition, the Company assumes the allegation made by Danny Greenberg claiming he was involved in the initial design of the Battery Brain Product.

                                   Datigen.com
                        Proforma Statement of Operations

                                         Datigen.com                                                             Proforma
                                          12/31/2004       Purisys, Inc.         Proforma Adjustments          December 31,
                                         (Registrant)         01/31/05           DR                CR              2004
                                         ------------      -------------      ---------        ---------       ------------
Revenues                                   $      --         $ 206,249                                          $ 206,249

Cost of Sales                                     --            98,794                                             98,794
                                           ---------         ---------                                          ---------

Gross Profit (Loss)                               --           107,455                                            107,455
                                           ---------         ---------                                          ---------

Operating Expenses
  Depreciation Expense                            --               742                                                742
  Salaries & Wages                                --                --
  Professional Fees                               --                --
  General & Administrative                     2,977           114,963                                            117,940
                                           ---------         ---------                                          ---------

Total Operating Expenses                      (2,977)         (115,705)                                           118,682
                                           ---------         ---------                                          ---------

  Income (Loss) from Operations               (2,977)           (8,250)                                           (11,227)

Income from Discontinued Operations          111,160           111,160
Other Income (Expense)                        (5,150)           (5,150)
                                           ---------         ---------                                          ---------

Income (Loss) Before Income Taxes            108,183           (13,400)                                            94,783

Income Tax Expense                                --                --                                                 --
                                           ---------         ---------                                          ---------

Net Income (Loss)                          $ 108,183         $ (13,400)                                         $  94,783
                                           =========         =========                                          =========

                                Datigen.com, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                                December 31, 2004

NOTE 1 - Summary of Transaction

      On December 15, 2004, the Company entered into a binding Letter of Intent with Purisys, Inc., which provided, among other things, for the sale to the Company of all of the assets constituting the "Battery Brain" product owned by Purisys. In connection with the Letter of Intent, the Company advanced $120,000 towards payment of the purchase price in December, 2004. The Company completed the acquisition of the Battery Brain product from Purisys in March 2005.

On February 28, 2005, the Company and Purisys amended the Letter of Intent to provide that the Company would advance an additional $170,000 to Purisys to cover day-to-day operations, finalize the purchase of 5,000 retail package units and commence the purchase of 5,000 wholesale package units. These units and all rights associated with these units, including without limitation, revenues from the sales of these units, will be part of the assets to be purchased by the Company.

On March 23, 2005, the Company , Purisys and Aharon Y. Levinas ("Levinas") executed an Asset Purchase Agreement (the "Agreement") pursuant to which the Company purchased all the intellectual property relating to the Battery Brain product and the goodwill associated therewith and certain equipment relating to the product. The consideration paid for the assets was the issuance to Levinas, the sole shareholder of Purisys, of the number of shares of common stock, no par value, of the Company's common stock which will constitute, when there has been an aggregate of $1,000,000 invested in the Company, (or such earlier date as agreed upon between the Company and Levinas) twenty (20%) percent of all issued and outstanding common stock and $100,000, which was previously paid pursuant to the Letter of Intent. Mr. Levinas has the right to an additional 20% of the issued and outstanding share capital of the Company if, prior to June 23, 2005, $400,000 is not invested in the development of the Company's Battery Brain product. If less than $400,000 is invested, said 20% shall be pro rated based on the actual amount invested.

In addition, within the next two years the Company agreed to use its best efforts to (a) consummate an equity raise of not less than $1,500,000 dollars at a post-money valuation of not less than $12,000,000; provided, that all equity raises within 120 days after March 23, 2005 which are based on a post-money valuation which is $10,500,000 or greater, shall be counted toward the $1,500,000; or (b) generate revenue for the Battery Brain product in the aggregate amount of $2,000,000. If the Company does not achieve either (a) or
(b) at any time on or prior to March 23, 2007, then Levinas shall be entitled to receive additional shares of common stock which equals 20% of the outstanding share capital on a fully-diluted basis (calculated as of said date). Datigen.com, Inc. Notes to Pro Forma Consolidated Financial Statements December 31, 2004

                                Datigen.com, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                                December 31, 2004

NOTE 1 - Summary of Transaction - continued

The purchased assets did not initially include the inventory which existed as of March 23, 2005 or the molds for the Battery Brain (which are currently in Italy and China). On March 31, 2005, the agreement was amended and the Company purchased the molds for $66,487 and the inventory for $68,827.

The only liabilities assumed by the Company in the transaction are (i) the warranties and service of any Battery Brain products sold prior to the execution and delivery of the Agreement, (ii) any potential claims made by a person who alleges that he assisted in developing the Battery Brain product and (iii) any taxes incurred as a result of the Agreement.

In April 2005, the Company determined that 10,421,750 shares of its common stock were due to Aharon Levinas under the terms of the purchase agreement for Purisys. The shares are shown as outstanding in the accompanying financial statements. The shares were valued at $0.25 per share and the value was recorded as Goodwill.

Also in April 2005, the Company certificated 1,500,000 shares of its common stock for which the proceeds were received in the first quarter of 2005, which are shown as outstanding in the accompanying financial statements. The Company also issued another 1,175,000 shares for cash of $230,000 received subsequent to March 31, 2005.

NOTE 2 - Management Assumptions

      The pro forma balance sheet and statements of operations assumes that the entities were together at the beginning of the period ended December 31, 2004.

      The pro forma balance sheet assumes that through the issuance of 10,421,750 shares of common stock and a cash payment of $120,000, the Company acquires all intellectual property of Purisys, Inc..

      The proforma statement of operations assumes that the assets acquired generated the revenues and expenses of Purisys, Inc.; therefore, the Company's revenues and expenses have been combined with Purisys, Inc.'s at the beginning of the period ended December 31, 2004.